                                   [REX LOGO]


News Announcement                               For Immediate Release

For further information contact:

Douglas Bruggeman                               Joseph N. Jaffoni/David Collins
Chief Financial Officer                         Jaffoni & Collins Incorporated
937/276-3931                                    212/835-8500 or rsc@jcir.com


                     REX STORES REPORTS FISCAL FIRST QUARTER
                       DILUTED EARNINGS PER SHARE OF $0.13

Dayton, Ohio (May 26, 2006) -- REX Stores Corporation (NYSE:RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the three month period ended April 30, 2006.

Net sales in the fiscal 2006 first quarter were $86.1 million compared with $87.9 million in the fiscal 2005 first quarter. Comparable store sales for the three months ended April 30, 2006 rose 0.5%. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

In the three months ended April 30, 2006, the Company incurred $0.6 million of share-based payment expense pursuant to its adoption on February 1, 2006, of Statement of Financial Accounting Standards, or SFAS, No. 123(R), "Share-Based Payment." The Company incurred no share-based payment expense in the three months ended April 30, 2005. Inclusive of the impact of SFAS, No. 123(R), fiscal 2006 first quarter operating income was $0.8 million, compared with operating income of $1.8 million in the quarter ended April 30, 2005.

For the quarter ended April 30, 2006, income from synthetic fuel limited partnership investments was $2.1 million compared with $6.0 million in the comparable year-ago period. Income from continuing operations before income taxes in the three months ended April 30, 2006 was $2.6 million compared with $7.2 million in the quarter ended April 30, 2005.

Net income in the three months ended April 30, 2006 was $1.5 million, or $0.13 per diluted share, compared to net income of $6.1 million, or $0.48 per diluted share, in the three months ended April 30,

                                     -more-

REX Stores Reports First Quarter Results, 5/26/06                         page 2


2005. Per share results are based on 11,543,000 and 12,771,000 diluted weighted average shares outstanding for the three-month periods ending April 30, 2006 and 2005, respectively.

Subsequent to the end of the quarter, Progress Energy (NYSE:PGN), the purchaser of the Company's partnership interest in the Colona synthetic fuel investments, announced that it had ceased production at its synthetic fuel facilities as higher oil prices have increased the likelihood that Section 29/45K tax credits would be reduced or phased out in 2006. Due to this announcement and similar announcements in the industry, the Company no longer anticipates additional income from the sale of its synthetic fuel interests. This could change, should operations resume at plants that have ceased production or should certain plants continue production.

The Company will host a conference call and webcast today at 11:00 a.m. EDT, which are open to the general public. The conference call dial-in number is 212/676-4913; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.fulldisclosure.com; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 12:30 p.m. EDT on June 2, 2006 by dialing 800/633-8284 or 402/977-9140
(international callers). The access code for the audio replay is 21292814. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.fulldisclosure.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of April 30, 2006, the Company operated 211 retail stores in 36 states under the trade name "REX."

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, the potential for
Section 29/45K tax credits to phase out based on the price of crude oil adjusted for inflation, and the uncertain amount of synthetic fuel production and resulting income received from time to time from the Company's synthetic fuel investments.

                                 -tables follow-

REX Stores Reports First Quarter Results, 5/26/06                         page 3


                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                         Three Months Ended
                                                                              April 30,
                                                                       2006              2005
                                                                     --------          --------
NET SALES AND REVENUE                                                 $86,125           $87,934
   Cost of sales                                                       62,003            63,709
                                                                      -------           -------
   Gross profit                                                        24,122            24,225
   Selling, general and administrative expenses                        23,325            22,447
                                                                      -------           -------
OPERATING INCOME                                                          797             1,778

INVESTMENT INCOME                                                         292                74
INTEREST EXPENSE                                                        (502)             (598)
INCOME FROM LIMITED PARTNERSHIPS                                        2,062             5,983
                                                                      -------           -------

Income from continuing operations before provision
   for income taxes and discontinued operations                         2,649             7,237

PROVISION FOR INCOME TAXES                                                999             1,096
                                                                      -------           -------
Income from continuing operations                                       1,650             6,141
Loss from discontinued operations, net of tax                           (161)             (166)
Gain on disposal of discontinued operations, net of tax                     -               125
                                                                      -------           -------

Net Income                                                            $ 1,489           $ 6,100
                                                                      =======           =======

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC                                                    10,145            11,156
                                                                      =======           =======

Basic income per share from continuing operations                       $0.16             $0.55
Basic loss per share from discontinued operations                      (0.01)            (0.01)
Basic income per share on disposal of discontinued operations               -               .01
                                                                       ------           -------

BASIC NET INCOME PER SHARE                                              $0.15             $0.55
                                                                       ======            ======

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED                                                  11,543            12,771
                                                                       ======            ======

Diluted income per share from continuing operations                     $0.14             $0.48
Diluted loss per share from discontinued operations                    (0.01)            (0.01)
Diluted income per share on disposal of discontinued operations             -              0.01
                                                                       ------            ------
DILUTED NET INCOME PER SHARE                                            $0.13             $0.48
                                                                       ======            ======

                                     -more-

REX Stores Reports First Quarter Results, 5/26/06                         page 4


                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                        April 30          January 31          April 30
                                                          2006               2006               2005
                                                          ----               ----               ----
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                            $  15,081          $  20,096          $  6,221
   Escrow deposit                                               -                  -             9,000
   Accounts receivable, net                                 3,642              3,457             3,984
   Synthetic fuel receivable                                3,021              1,680               964
   Merchandise inventory                                  108,516             97,371           131,547
   Prepaid expenses and other                               1,955              2,052               672
   Future income tax benefits                               9,339              9,361            10,929
                                                        ---------          ---------         ---------
     Total current assets                                 141,554            134,017           163,317

PROPERTY AND EQUIPMENT, NET                               123,639            125,245           129,330
ASSETS HELD FOR SALE                                        2,148              1,497             1,669
OTHER ASSETS                                                  735                760               953
FUTURE INCOME TAX BENEFITS                                 29,671             30,031            27,978
RESTRICTED INVESTMENTS                                      2,337              2,318             2,277
                                                        ---------          ---------         ---------
   Total assets                                         $ 300,084          $ 293,868         $ 325,524
                                                        =========          =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt                     $  2,432          $   2,389           $ 2,881
   Current portion of deferred income                      10,658             10,883             9,886
   Accounts payable, trade                                 25,340             19,129            47,064
   Accrued income taxes                                       606                541               624
   Accrued payroll and related items                        4,025              7,183             4,264
   Other current liabilities                                5,784              5,863             5,974
                                                        ---------          ---------         ---------
     Total current liabilities                             48,845             45,988            70,693
                                                        ---------          ---------         ---------

LONG-TERM LIABILITIES:
   Long-term mortgage debt                                 20,701             21,462            29,213
   Deferred income                                         12,308             12,213            11,582
                                                        ---------          ---------         ---------
     Total long-term liabilities                           33,009             33,675            40,795
                                                        ---------          ---------         ---------

SHAREHOLDERS' EQUITY:
   Common stock                                               295                294               291
   Paid-in capital                                        137,400            135,775           134,338
   Retained earnings                                      242,387            240,898           218,729
   Treasury stock                                        (161,852)          (162,762)         (139,322)
                                                        ---------          ---------         ---------
   Total shareholders' equity                             218,230            214,205           214,036
                                                        ---------          ---------         ---------

     Total liabilities and shareholders' equity          $300,084          $ 293,868          $325,524
                                                        =========          =========         =========

                                      # # #